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                                                                EXHIBIT 23.13



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement of CUC International, Inc. (the "Company") on Form S-4 of our report dated June 22, 1995 (except for Note 13, as to which the date is October 12, 1995), related to the financial statement of Century 21 of Eastern Pennsylvania, Inc. as of and for the years ended April 30, 1995 and 1994, included in the Company's Current Report on Form 8-K dated February 16, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


                                    /s/ Woolard, Krajnik& Company, LLP

                                    WOOLARD, KRAJNIK & COMPANY, LLP

Exton, Pennsylvania
August 26, 1997